                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                                  DYNEGY INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                          94-3248415
     (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


     1000 LOUISIANA, SUITE 5800
     HOUSTON, TEXAS                                    77002
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 15th day of July, 1998.


              THE FIRST NATIONAL BANK OF CHICAGO,
              TRUSTEE

              By  /s/ John R. Prendiville
                 John R. Prendiville
                 Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica, Inc., filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     July 15, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Dynegy Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By   /s/ John R. Prendiville
                                        John R. Prendiville
                                        Vice President

                                EXHIBIT 7


Legal Title of Bank:       The First National Bank of Chicago   Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                       Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet



                                                                     Dollar Amounts in
                                                                        Thousands           C400
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                  0081                4,267,336   1.a.
    b. Interest-bearing balances(2)                                                           0071                6,893,837   1.b.
2.  Securities
    a. Held-to-maturity securities (from
       Schedule RC-B, column A)                                                               1754                        0   2.a.
    b. Available-for-sale securities (from
       Schedule RC-B, column D)...................                                            1773                5,691,722   2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                    1350                6,339,940   3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                              RCFD 2122 25,202,984                                   4.a.
    b. LESS: Allowance for loan and lease losses                       RCFD 3123    419,121                                   4.b.
    c. LESS: Allocated transfer risk reserve                           RCFD 3128          0                                   4.c.
    d. Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b and 4.c)                                                      2125               24,783,863   4.d.
5.  Trading assets (from Schedule RD-D)                                                       3545                6,703,332   5.
6.  Premises and fixed assets (including capitalized leases)                                  2145                  743,426   6.
7.  Other real estate owned (from Schedule RC-M)                                              2150                    7,727   7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                            2130                  134,959   8.
9.  Customers' liability to this bank on acceptances outstanding                              2155                  644,340   9.
10. Intangible assets (from Schedule RC-M)                                                    2143                  268,501  10.
11. Other assets (from Schedule RC-F)                                                         2160                2,004,432  11.
12. Total assets (sum of items 1 through 11)                                                  2170               58,483,415  12.

-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:            The First National Bank of Chicago   Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                        One First National  Plaza, Ste 0303                                                     Page RC-2
City, State  Zip:               Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8
                                ---------

Schedule RC-Continued


                                                                     Dollar Amounts in
                                                                         Thousands                         BIL MIL THOU
----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                          RCON 2200                          21,756,846    13.a
        (1) Noninterest-bearing(1)                                           RCON 6631                           9,197,227    13.a.1
        (2) Interest-bearing                                                 RCON 6636                             559,619    13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                   RCFN 2200                          14,811,410    13.b.
        (1) Noninterest bearing                                              RCFN 6631                             332,801    13.b.1
        (2) Interest-bearing                                                 RCFN 6636                          14,478,609    13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                           RCFD 2800                           4,535,422    14
15. a. Demand notes issued to the U.S. Treasury                              RCON 2840                              43,763    15.a
    b. Trading Liabilities(from Schedule RC-D)...................            RCFD 3548                           6,523,239    15.b
16. Other borrowed money:
    a. With a remaining  maturity of one year or less                        RCFD 2332                           1,360,165    16.a
    b. With a remaining  maturity of than one year through three years            A547                             576,492    16.b
    c. With a remaining maturity of more than three years............             A548                             703,981    16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                  RCFD 2920                             644,341    18
19. Subordinated notes and debentures (2)                                    RCFD 3200                           1,700,000    19
20. Other liabilities (from Schedule RC-G)                                   RCFD 2930                           1,322,077    20
21. Total liabilities (sum of items 13 through 20)                           RCFD 2948                          53,987,736    21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                            RCFD 3838                                   0    23
24. Common stock                                                             RCFD 3230                             200,858    24
25. Surplus (exclude all surplus related to preferred stock)                 RCFD 3839                           2,999,001    25
26. a. Undivided profits and  capital reserves                               RCFD 3632                           1,273,239    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                            RCFD 8434                              24,096    26.b.
27. Cumulative foreign currency translation adjustments                      RCFD 3284                              (1,515)   27
28. Total equity capital (sum of items 23 through 27)                        RCFD 3210                           4,495,679    28
29. Total liabilities and equity capital (sum of items 21 and 28)            RCFD 3300                          58,483,415    29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the  most comprehensive level of auditing work performed for the                              Number
   bank by independent external auditors as of any date during 1996................RCFD 6724.............N/A                  M.1
1 = Independent audit of the bank conducted in                                  4. = Directors' examination of the bank
    accordance with generally accepted auditing                                      performed by other external auditors
    standards by a certified public accounting firm                                  (may be required by state chartering
    which submits a report on the bank                                               authority)
2 = Independent audit of the bank's parent holding                              5  = Review of the bank's financial statements
    company conducted in accordance with generally                                   by external auditors
    accepted auditing standards by a certified public                           6  = Compilation of the bank's financial
    accounting firm which submits a report on the                                    statements by external auditors
    consolidated holding company (but not on the bank                           7  = Other audit procedures (excluding tax
    separately)                                                                      preparation work)
3 = Directors' examination of the bank conducted in                             8  = No external audit work
    accordance with generally accepted auditing
    standards by a certified public accounting firm
    (may be required by state chartering authority)
____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.